Exhibit 4.1

Dated as of April 19, 2023

Thirteenth Supplemental Indenture

among

Kansas City Southern,

as Company

Each of the Guarantors Party Hereto

and

U.S. Bank Trust Company, National Association,

as Trustee

THIRTEENTH SUPPLEMENTAL INDENTURE (the “Thirteenth Supplemental Indenture”), dated as of April 19, 2023, among KANSAS CITY SOUTHERN, a Delaware corporation (the “Company”), the guarantors party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as successor in interest to U.S. Bank National Association, as Trustee (together with its successors and assigns, in such capacity, the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, the guarantors party hereto and the Trustee have heretofore executed and delivered an Indenture, dated as of December 9, 2015 (the “Base Indenture” and, as amended, supplemented or otherwise modified prior to the date hereof (including by each of the Supplemental Indentures below), the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the Company, the guarantors party hereto and the Trustee have entered into the Fifth Supplemental Indenture, dated as of December 9, 2015 (the “2043 Notes Indenture”), which established and provided for the issuance of the 4.300% Senior Notes due 2043 (the “2043 Notes”);

WHEREAS, the Company, the guarantors party hereto and the Trustee have entered into the Sixth Supplemental Indenture, dated as of December 9, 2015 (the “2045 Notes Indenture”), which established and provided for the issuance of the 4.950% Senior Notes due 2045 (the “2045 Notes”);

WHEREAS, the Company, the guarantors party hereto and the Trustee have entered into the Seventh Supplemental Indenture, dated as of May 16, 2016 (the “2026 Notes Indenture”), which established and provided for the issuance of the 3.125% Senior Notes due 2026 (the “2026 Notes”);

WHEREAS, the Company, the guarantors party hereto and the Trustee have entered into the Eighth Supplemental Indenture, dated as of May 3, 2018 (the “2048 Notes Indenture”), which established and provided for the issuance of the 4.700% Senior Notes due 2048 (the “2048 Notes”);

WHEREAS, the Company, the guarantors party hereto and the Trustee have entered into the Ninth Supplemental Indenture, dated as of November 18, 2019 (the “2029 Notes Indenture”), which established and provided for the issuance of the 2.875% Senior Notes due 2029 (the “2029 Notes”);

WHEREAS, the Company, the guarantors party hereto and the Trustee have entered into the Tenth Supplemental Indenture, dated as of November 18, 2019 (the “2069 Notes Indenture”), which established and provided for the issuance of the 4.200% Senior Notes due 2069 (the “2069 Notes”); and

WHEREAS, the Company, the guarantors party hereto and the Trustee have entered into the Eleventh Supplemental Indenture, dated as of April 22, 2020 (the “2050 Notes Indenture” and, collectively with the 2043 Notes Indenture, the 2045 Notes Indenture, the 2026 Notes Indenture, the 2048 Notes Indenture, the 2029 Notes Indenture and the 2069 Notes Indenture, the “Supplemental Indentures”), which established and provided for the issuance of the 3.500% Senior Notes due 2050 (the “2050 Notes” and, collectively with the 2043 Notes, the 2045 Notes, the 2026 Notes, the 2048 Notes, the 2029 Notes and the 2069 Notes, the “Notes”);

WHEREAS, Section 11.02 of the Indenture provides, among other things, that the Company and the Trustee may, subject to certain exceptions noted therein, amend or supplement the Base Indenture and the Securities of any series with the written consent of the Holders of a majority in aggregate principal amount of Securities of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities of any applicable series) (in respect of each series of Securities, the “Requisite Consent”);

WHEREAS, Canadian Pacific Railway Company (“CPRC”), a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta, has offered to exchange (the “Exchange Offers”) any and all of each series of the outstanding Notes for corresponding series of notes to be issued by CPRC, which will be guaranteed by Canadian Pacific Kansas City Limited (f/k/a Canadian Pacific Railway Limited), (“CPKC”), a corporation incorporated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta, upon the terms and subject to the conditions set forth in the prospectus, dated as of April 5, 2023 (the “Prospectus”), forming a part of the Registration Statement on Form F-4, filed by CPKC and CPRL with the Securities and Exchange Commission on March 20, 2023, and which was declared effective on April 5, 2023;

WHEREAS, in connection with the Exchange Offers, CPRC has also solicited consents from the holders of the Notes to certain amendments (the “Amendments”) to the Base Indenture and the Supplemental Indentures, as described in the Prospectus and set forth in Articles II and III of this Thirteenth Supplemental Indenture, with the operation of such Amendments being subject to the satisfaction or waiver, where permissible, by CPRC of the conditions to the Exchange Offers and the acceptance by CPRC for exchange of the Notes validly tendered and not withdrawn pursuant to the Exchange Offers;

WHEREAS, with respect to each series of the Notes, CPRC has received and caused to be delivered to the Trustee evidence of the Requisite Consent to effect the Amendments;

WHEREAS, the Company is undertaking to execute and deliver this Thirteenth Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture and the Supplemental Indentures with respect to the Notes, in connection with the Exchange Offers and the related consent solicitations; and

WHEREAS, all acts and things necessary to make this Thirteenth Supplemental Indenture, when duly executed and delivered, a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Thirteenth Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and intending to be legally bound, the parties to this Thirteenth Supplemental Indenture hereby agree as follows:

ARTICLE I

RELATION TO INDENTURE; ADDITIONAL DEFINITIONS

Section 1.01 Relation to Indenture. This Thirteenth Supplemental Indenture, upon its effectiveness as provided herein, shall constitute an integral part of the Indenture and shall be binding on the Company, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture.

Section 1.02 Additional Definitions. For all purposes of this Thirteenth Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified herein, or, if not specified herein, shall have the meaning specified in the Indenture. All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Thirteenth Supplemental Indenture.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE WITH RESPECT TO THE NOTES

Section 2.01 Amendments to the Base Indenture.

(a) For the Notes and the Holders thereof but no other series of Securities under the Base Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Base Indenture), the Base Indenture shall hereby be amended by deleting the following Sections or Clauses of the Base Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and Clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text, provided that no such amendment shall alter or affect any obligation of the Company, guarantors party hereto or the Trustee under the TIA:

Section 4.03 (Notice of Defaults)

Clause (c) (Non-performance of covenants) of Section 6.01 (Events of Default)

Clause (d) (Orders relating to insolvency, receivership and liquidation) of Section 6.01 (Events of Default)

Clause (e) (Actions related to insolvency, receivership or creditors) of Section 6.01 (Events of Default)

Clause (g) (Cessation of concession title of KCSM) of Section 6.01 (Events of Default)

(b) For the Notes and the Holders thereof but no other series of Securities under the Base Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Base Indenture), Section 4.04 (Statements as to Compliance) of the Base Indenture shall hereby be deleted and replaced in its entirety by the following:

“The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.”

(c) For the Notes and the Holders thereof but no other series of Securities under the Base Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Base Indenture), Section 5.01 (Merger, Consolidation or Sale of Assets) of the Base Indenture shall hereby be deleted and replaced in its entirety by the following:

“The Issuer shall not consolidate with or merge into any other Person, unless:

(1) the Person formed by or surviving such consolidation or merger, if not the Issuer, shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Securities (including any supplemental indentures establishing the terms of such Securities); and

(2) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation or merger and such supplemental indenture complies with this Section 5.01.”

(d) For the Notes and the Holders thereof but no other series of Securities under the Base Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Base Indenture), Section 5.02 (Successor Substituted) of the Base Indenture shall hereby be deleted and replaced in its entirety by the following:

“Upon any consolidation or merger of the Issuer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Issuer is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer herein.”

(e) The failure to comply with the terms of any of the deleted Sections or deleted Clauses of the Base Indenture with respect to the Notes set forth above shall no longer constitute a Default or Event of Default under the Base Indenture with respect to the Notes and shall no longer have any consequence under the Base Indenture with respect to the Notes.

ARTICLE III

AMENDMENTS TO THE SUPPLEMENTAL INDENTURES

Section 3.01 Amendments to the 2043 Notes Indenture and the 2045 Notes Indenture.

(a) The 2043 Notes Indenture and the 2045 Notes Indenture shall each hereby be amended by deleting the following Articles, Sections or Clauses of each such Supplemental Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Articles, Sections and Clauses shall be of no further force and effect, and shall no longer apply to the 2043 Notes or the 2045 Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text, provided that no such amendment shall alter or affect any obligation of the Company, guarantors party hereto or the Trustee under the TIA:

Article IV (Covenants)

Clause (c) (Non-performance of covenants) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (d) (Orders relating to insolvency, receivership and liquidation) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (e) (Actions related to insolvency, receivership or creditors) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (g) (Cessation of Concession Title of KCSM) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

(b) The failure to comply with the terms of any of the deleted Articles, deleted Sections or deleted Clauses of the Supplemental Indentures set forth above shall no longer constitute a Default or Event of Default under such Supplemental Indentures with respect to the 2043 Notes or the 2045 Notes and shall no longer have any consequence under the Base Indenture or such Supplemental Indentures with respect to the 2043 Notes or the 2045 Notes.

Section 3.02 Amendments to the 2026 Notes Indenture.

(a) The 2026 Notes Indenture shall hereby be amended by deleting the following Articles, Sections or Clauses of such Supplemental Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Articles, Sections and Clauses shall be of no further force and effect, and shall no longer apply to the 2026 Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text, provided that no such amendment shall alter or affect any obligation of the Company, guarantors party hereto or the Trustee under the TIA:

Section 4.02 (Amendments to Article IV of the Original Indenture)

Section 4.03 (Amendment to Article V of the Original Indenture)

Clause (c) (Non-performance of covenants) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (d) (Orders relating to insolvency, receivership and liquidation) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (e) (Actions related to insolvency, receivership or creditors) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (g) (Cessation of Concession Title of KCSM) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

(b) The failure to comply with the terms of any of the deleted Articles, deleted Sections or deleted Clauses of the Supplemental Indenture set forth above shall no longer constitute a Default or Event of Default under such Supplemental Indenture with respect to the 2026 Notes and shall no longer have any consequence under the Base Indenture or such Supplemental Indentures with respect to the 2026 Notes.

Section 3.03 Amendments to the 2029 Notes Indenture, the 2048 Notes Indenture, the 2050 Notes Indenture and the 2069 Notes Indenture.

(a) The 2029 Notes Indenture, the 2048 Notes Indenture, the 2050 Notes Indenture and the 2069 Notes Indenture shall each hereby be amended by deleting the following Articles, Sections or Clauses of each such Supplemental Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Articles, Sections and Clauses shall be of no further force and effect, and shall no longer apply to the 2029 Notes, the 2048 Notes, the 2050 Notes or the 2069 Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text, provided that no such amendment shall alter or affect any obligation of the Company, guarantors party hereto or the Trustee under the TIA:

Section 4.02 (Amendments to Article IV of the Original Indenture)

Section 4.03 (Amendment to Article V of the Original Indenture)

Section 4.04 (Amendments to Article VI of the Original Indenture)

Clause (c) (Non-performance of covenants) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (d) (Orders relating to insolvency, receivership and liquidation) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (e) (Actions related to insolvency, receivership or creditors) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

Clause (g) (Cessation of Concession Title of KCSM) of paragraph 16 (Defaults and Remedies) of each applicable Registered Global Security

(b) The failure to comply with the terms of any of the deleted Articles, deleted Sections or deleted Clauses of the Supplemental Indentures set forth above shall no longer constitute a Default or Event of Default under such Supplemental Indentures with respect to the 2029 Notes, the 2048 Notes, the 2050 Notes or the 2069 Notes and shall no longer have any consequence under the Base Indenture or such Supplemental Indentures with respect to the 2029 Notes, the 2048 Notes, the 2050 Notes or the 2069 Notes.

ARTICLE IV

REFERENCE TO THE INDENTURE

Section 4.01 Reference to the Indenture. Upon the effectiveness of this Thirteenth Supplemental Indenture, each reference in the Base Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

Section 4.02 Reference to Securities. Upon the effectiveness of this Thirteenth Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

Section 4.03 No Novation, Discharge. For the avoidance of doubt, nothing in this Thirteenth Supplemental Indenture shall be construed to, or shall, extinguish, release or discharge, or substitute, or constitute, create or effect a novation of, or an agreement to extinguish, replace, or substitute any of, the obligations, indebtedness and liabilities of the Company under the Notes.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01 Counterpart Originals. The Indenture, as supplemented by this Thirteenth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. This Thirteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.02 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS THIRTEENTH SUPPLEMENTAL INDENTURE.

Section 5.03 TIA Controls. If any provision in this Thirteenth Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the TIA, such required provision shall control.

Section 5.04 Severability. In case any provision in this Thirteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Thirteenth Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Thirteenth Supplemental Indenture and perform its obligations hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed as of the day and year first above written.

KANSAS CITY SOUTHERN, as Company

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

THE KANSAS CITY SOUTHERN RAILWAY
COMPANY, as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

GATEWAY EASTERN RAILWAY COMPANY, as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

SOUTHERN DEVELOPMENT COMPANY, as
Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

THE KANSAS CITY NORTHERN RAILWAY
COMPANY, as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

TRANS-SERVE, INC., as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

[Signature Page to Thirteenth Supplemental Indenture]

KCS HOLDINGS I, INC., as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

KCS VENTURES I, INC., as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

SOUTHERN INDUSTRIAL SERVICES, INC., as
Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

VEALS, INC., as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

PABTEX, INC., as Guarantor

By:	/s/ Chris De Bruyn
Name: Chris De Bruyn
Title: Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to Thirteenth Supplemental Indenture]